AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT dated as of May 22, 1998 (the
"Amendment") to the Rights Agreement dated as of July
3, 1992, and amended and restated as of September 24, 1997 (the "Agreement"), is made between SHOPKO STORES,
INC., a Wisconsin corporation (the "Company"), and
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the
"Rights Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

     WHEREAS, the Company and ShopKo Stores, Inc., a
Minnesota corporation (the "Predecessor"), entered into an Agreement and Plan of Merger dated as of March 31, 1998 whereby the Predecessor merged with and into the Company (the "Merger") with the purpose and effect of changing the Predecessor's state of incorporation from Minnesota to Wisconsin; and

     WHEREAS, the Board has determined to amend the Agreement in several respects in accordance with
Section 27 thereof to reflect the effectuation of the Merger and to implement such amendments by executing this Amendment.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.   All references in the Agreement and the
exhibits thereto to the "Company" shall be deemed to be references to ShopKo Stores, Inc., a Wisconsin corporation.

     2.   All references in the Agreement and the
exhibits thereto to the Minnesota Business Corporation
Act shall be deemed to be references to the Wisconsin
Business Corporation Law.  Section 1(r) of the
Agreement is hereby amended by deleting "302A.601" and inserting "180.1102" in place thereof. Section 16(d) of the Agreement is hereby amended by deleting
"302A.409" and inserting "180.0627" in place thereof.

     3. Section 31 of the Agreement is hereby amended by deleting the word "Minnesota" in each place where it occurs and inserting the word "Wisconsin" in place thereof.

     4. Exhibit A of the Agreement is hereby deleted in its entirety and the Attachment to the Articles of Incorporation of ShopKo Stores, Inc., a Wisconsin corporation, a copy of which is attached hereto, inserted in place thereof.

     5. All references in the Agreement to the "Form of Certificate of Designations" shall be deemed to be reference to the Attachment to Articles of Incorporation of ShopKo Stores, Inc., a Wisconsin corporation.

     6.   All references in the exhibits to the
Agreement to the "Rights Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


SHOPKO STORES, INC.                     NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

By: /s/ Dale P. Kramer                  By: /s/ Ted Garrity
------------------------------------    ---------------------------
Name: Dale P. Kramer                    Name: Ted Garrity
Title: Chairman, President and Chief    Title: Account Officer
       Executive Officer

                      ATTACHMENT
                        TO THE
                 AMENDED AND RESTATED
               ARTICLES OF INCORPORATION
                          OF
                   NEW SHOPKO, INC.

             PREFERENCES, LIMITATIONS AND
            RELATIVE RIGHTS OF THE SERIES B
         JUNIOR PARTICIPATING PREFERRED STOCK

1.  Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B
Junior Participating Preferred Stock (the "Series B
Preferred Stock") with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value
$0.01 per share (the "Common Stock") of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B
Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common
Stock since the immediately preceding Quarterly
Dividend Payment Date or, with respect to the first
Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series
B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly
Dividend Payment Date.

     (c)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series B Preferred
Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B
Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment
Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly
Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     2. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred
Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B
Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any Articles of Amendment or such other similar document creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B
Preferred Stock and the holders of shares of Common
Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all makers submitted to a vote of shareholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     3. Certain Restrictions.

     (a)  Whenever quarterly dividends or other
dividends or distributions payable on the Series B
Preferred Stock as provided in Section C.1, above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred
Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except dividends paid ratably on the Series B
Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up), to the Series B Preferred
Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
up) to the Series B Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b)  The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

     4.  Reacquired Shares.  Any shares of Series B
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred
Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any Articles of Amendment or such other similar document creating a series of Preferred
Stock or any similar stock or as otherwise required by law.

     5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred
Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity
(either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except distributions made ratably on the Series
B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     6.  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred
Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     7.  No Redemption.  The shares of Series B
Preferred Stock shall not be redeemable.

     8. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.